Exhibit 99.1

Green Energy Live, Inc. Signs Letter of Intent to Comanche Livestock Exchange, Inc.

WYOMING, MICHIGAN – (Business Wire) – January 7, 2009 – Green Energy Live, Inc. (OTC BB: GELV.OB)(the “Company”) is pleased to announce that it has signed a binding letter of intent to acquire 100% of the stock in Comanche Livestock Exchange, LLC (CLEI), a Texas limited liability corporation, on January 6, 2009.  The transaction is subject to the execution of definitive documents.

Comanche Livestock Exchange is dedicated to serving the large and small cattle producer. Auction sales start at 12:00 noon every Saturday (with the exception of holiday's). Livestock sold include: Sheep, Goats, Bred Cows, Packer Cows, Replacement Cows, Cow / Calf Pairs, Bulls, Yearling Steers & Heifers, Bottle Calves, and even the occasional Donkey or Llama. Comanche also offers a wide array of services including: Catch Services, Hauling, Portable Penning, Problem Cow Removal, & General Livestock Working. Comanche offers several options including: Live Auction Market, Private Treaty Sales, and/or Online Sales.

Mr. Dean Cagle, owner of Comanche Livestock Exchange stated, “By becoming part of Green Energy Live, Inc., we can now offer more services to our customers through offering them energy independence using the animal waste produced by their own operations.  Our customers will benefit by eliminating a cost to their operation (disposing the animal waste) and save on their energy costs at the same time.  Our contacts in the beef and dairy industry provides Green Energy Live with a huge potential customer base for its biomass to fuel system.”

Karen Clark, President/CEO of Green Energy Live, commented, “We have looked at numerous situations to potentially increase shareholder value and we feel the acquisition of Comanche Livestock Exchange provides the best prospect of fulfilling this goal.  Comanche Livestock Exchange is a company with a long history of profitability and an equally long list of satisfied ranch operations who have done business with this company that we can, in turn, introduce our planned biomass to fuel energy systems.  This acquisition represents the kind of synergy we are looking for in this market.”

Terms of the proposed transaction call for GELV to purchase 100% of the outstanding stock of CLEI and its assets. The letter of intent is subject to the execution of a definitive agreement which will contain conditions to closing. A closing is anticipated to take place within the next 60 days.

About Green Energy Live, Inc.:  Green Energy Live, Inc. (OTC BB: GELV.OB) was incorporated on January 17, 2007 under the laws of the State of Nevada.  Green Energy Live, Inc., is a revolutionary green technology company in the emerging corn / biomass / waste / -to-ethanol and methane industry for fuel, farming, and waste management.  Green Energy Live will be comprised of subsidiaries within the Green Industries. From Ethanol production from Biomass and corn, to Organic fertilizer and gasification technology, our Green Energy divisions will provide economic protection and growth opportunities for investors.   Our mission is to convert wastes that are currently being landfilled, into ethanol and other valuable co-products using our proprietary patent pending gasification and conversion technology.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends", "potential" and similar expressions. These statements reflect the Company's current beliefs and are based upon information currently available to it. Accordingly, such forward looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information catered in this Press Release including such forward-looking statements.